UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2006

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As disclosed previously in a Form 8-K filed by Nanogen, Inc. (“we” or “us”) on May 10, 2006, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth’), pursuant to which we may, from time to time and subject to the terms and limitations set forth in the Purchase Agreement, sell Azimuth shares of our common stock. On September 20, 2006, we expect to settle with Azimuth on the purchase of 833,333 shares of our common stock under the Purchase Agreement at an aggregate purchase price of $1,500,000. We will receive an estimated net proceeds from the sale of these shares of approximately $1,470,000 after deducting our estimated offering expenses. In connection with this sale, we are filing, as Exhibit 5.1 hereto, an opinion of our counsel, Morgan, Lewis & Bockius LLP.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement, dated as of May 10, 2006, by and between Azimuth and us, which was filed as an exhibit to the May 10, 2006 Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

5.1	Opinion of Morgan, Lewis & Bockius LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: September 19, 2006	By:	/s/ Robert W. Saltmarsh
	Name:	Robert W. Saltmarsh
	Title:	Chief Financial Officer